EXHIBIT 3(a)


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            U.S.B. HOLDING CO., INC.

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                            Under Section 245 of the
                        Delaware General Corporation Law
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          U.S.B. Holding Co., Inc., a corporation duly organized and existing, under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          1. The present name of the Corporation is U.S.B. Holding Co., Inc., which is the name under which the Corporation was originally incorporated; and the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is July 6, 1982.

          2. The provisions of the certificate of incorporation as heretofore amended and/or supplemented are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of U.S.B Holding Co., Inc., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

          3. Purpose. The, Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of
Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:



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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            U.S.B. HOLDING CO., INC.

                       ----------------------------------

          1. Name. The name of the corporation is U.S.B. Holding Co., Inc. (hereinafter called the "Corporation").

          2. Address; Registered Agent. The address, including street, number, city and county, of the Corporation's registered office in this State is 1209 Orange Street, Wilmington, County of New Castle, Delaware; and its registered agent at such address is The Corporation Trust Company.

          3. Purpose. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 50,000,000 shares of Common Stock having a par value of $0.01 per share and 10,000,000 shares of Preferred Stock without par value.

          The Board of Directors is authorized, by resolution or resolutions, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;


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                  (b) The dividend rate. of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, and, if so, the terms of such voting rights;

                  (d) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (e) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

                  (f) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (g) Any other powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of that series.

          Dividends on outstanding Preferred Stock shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

         No shares of Preferred Stock shall be convertible into shares of Common Stock or other securities of the Corporation.

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          5. Board of Directors

                 Section 1. Number, election and terms. The Board of Directors of the corporation shall consist of that number of directors, to be fixed by, or in the manner provided in, the Bylaws, and such number of directors so fixed in such Bylaws may be changed only by receiving the affirmative vote of (i) the holders of at least 75% of all the shares of the Corporation then entitled to vote on such change or (ii) a majority of the directors in office at the time of vote. In the election of directors at the 1985 Annual Meeting of Shareholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1986 Annual meeting of Shareholders, the term of office of the second class to expire at the 1987 Annual Meeting of Shareholders, and the term of office of the third class to expire at the 1988 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders following such initial classification and election, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding Annual Meeting of Shareholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

                 Section 2. Newly created directorships and vacancies. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires.

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                 Section 3. Removal. At a meeting of shareholders called
          expressly for that purpose, any director, or the entire Board of Directors, may be removed from office at any time, without cause, but only by the affirmative vote of the holders of at least 80% of the shares of the Corporation then entitled to vote in an election of directors. At a meeting of stockholders called expressly for that purpose, a director may be removed by the stockholders for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote in an election of directors.

                 Section 4. Amendment, repeal, etc. Notwithstanding anything contained in Delaware corporate law or these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the shares of the Corporation then entitled to vote in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 5.

          6. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the Undersigned of the original by-laws of the Corporation) adopt, amend or appeal the by-laws of the Corporation; provided, that any by-laws adopted, amended or repealed by the Board of Directors may be amended repealed, and any by-laws may be adopted, amended, or repealed by the stockholders of the Corporation.

          7. Compromise and Arrangements. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this


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 Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          8. Approval of Certain Business Combinations. The approval of any Business Combination shall, in addition to any affirmative vote required by law, require the affirmative vote of the holders of not less than eighty percent (80%) of the common shares of the Corporation then entitled to vote generally in the election of directors of the Corporation; provided, however, that any such Business Combination may be approved on the affirmative vote required by law if such Business Combination is approved by not less than sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors of the Corporation. As used herein the term "Business Combination" shall mean:

                    (i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with (a) any Substantial Shareholder or
          (b) any other corporation which, after such merger or consolidation, would be a Substantial Shareholder regardless of which entity survives;


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                    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder of all or substantially all of the assets of the Corporation or any subsidiary of the Corporation, or both;

                    (iii) the adoption of any plan or proposal for the liquidation of the Corporation proposed by or on behalf of a Substantial Shareholder; -or

                    (iv) any transaction involving the Corporation or any of its subsidiaries, including the issuance or transfer of any securities of, any reclassification of securities of, or any recapitalization of, the Corporation or any of its subsidiaries, or any merger or consolidation of the Corporation with any of its subsidiaries (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary, of which a Substantial Shareholder is the Beneficial Owner.

          As used herein, the term "Substantial Shareholder" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as such terms were defined as of May 22, 1984, in Rule 12b-2 under the Securities Exchange Act of
 1934), is the "Beneficial Owner" (as determined in accordance with the criteria set forth as of May 22, 1984 under Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate of more than five percent (5%) of the outstanding shares of the Corporation entitled to vote generally in an election of directors; and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding anything contained in Delaware

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 corporate law or these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the shares of the Corporation then entitled to vote in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 8.

          9. Limitation of Director's Personal Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to The Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
 (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for or with respect to any act or omission occurring prior to the effective date of the Amendment adding this Article to the Certificate of Incorporation. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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          IN WITNESS WHEREOF, this Restated Certificate has been signed on this
 25th day of July, 2002, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury that the Restated Certificate is the act and deed of the Corporation and that the facts stated herein are true.


                                              /s/ Michael H. Fury
                                              ------------------------
                                              Michael H. Fury
                                              Secretary